Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-288640 on Form N-2ASR of our reports dated February 25, 2026 relating to the consolidated financial statements of Blackstone Secured Lending Fund and subsidiaries (the “Company”) and the effectiveness of Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Blackstone Secured Lending Fund for the year ended December 31, 2025.

/s/ DELOITTE & TOUCHE LLP
New York, New York
February 25, 2026